Exhibit 10.1

EXECUTION COPY

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of January 29, 2021 (this “Amendment”), among Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Parent Borrower”), Americold Realty Trust, a Maryland real estate investment trust (the “Company”), the Designated Borrowers, Guarantors, Lenders and Letter of Credit Issuers (each as defined in the Credit Agreement described below) party hereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Parent Borrower, the Designated Borrowers from time to time parties thereto (each such Designated Borrower, together with the Parent Borrower, collectively, the “Borrowers” and each a “Borrower”), the Company, the Lenders, the Letter of Credit Issuers, and the Administrative Agent are party to that certain Credit Agreement, dated as of March 26, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), and the Parent Borrower, the Guarantors and the Administrative Agent are party to the Guarantee Agreement; and

WHEREAS, the Parent Borrower notified the Administrative Agent that it intends to prepay the Term A-1 Loan in the amount of $200,000,000 (the “Prepayment”) with the Prepayment to be applied to the Term A-1 Loans of the Term A-1 Lenders in the amounts set forth on Annex I hereto in accordance with their respective Applicable Percentages in respect of the Term A-1 Loan Facility as required under Section 5.1(a) of the Credit Agreement; and

WHEREAS, the Parent Borrower has requested that, concurrently with the Prepayment, the Revolving Credit Lenders increase the Total Revolving Credit Commitment from $800,000,000 to $1,000,000,000 (the “Incremental Revolving Increase”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Consent. Subject to all of the terms and conditions set forth in this Amendment, each of the Lenders hereby consents, as of the Third Amendment Effective Date (as hereinafter defined), to (a) the application of the Prepayment to the Term A-1 Loans of the Term A-1 Lenders in the amounts set forth on Annex I hereto, (b) its Dollar Tranche Commitment as set forth opposite such Lender’s name on Annex II hereto under the caption “Dollar Tranche Commitment,” (c) its Alternative Currency Commitment as set forth opposite such Lender’s name on Annex II hereto under the caption “Alternative Currency Commitment,” and (d) its Revolving Credit Commitment as set forth opposite such Lender’s name on Annex II hereto under the caption “Revolving Credit Commitment.”

SECTION 2. Amendments to Credit Agreement. Subject to all of the terms and conditions set forth in this Amendment, as of the Third Amendment Effective Date:

2.1 Section 1.1 of the Credit Agreement (New Definitions). Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Applicable Currency”: any Alternative Currency that bears interest at a rate based on an Applicable Reference Rate, as applicable.

“Applicable Reference Rate”: for any Eurocurrency Loan denominated in any LIBOR Quoted Currency other than Dollars, LIBOR; for any Eurocurrency Loan denominated in Euro, EURIBOR (as defined in the definition of Eurocurrency Rate); for any Eurocurrency Loan denominated in Australian Dollars, BBSY (as defined in the definition of Eurocurrency Rate); for any Eurocurrency Loan denominated in Canadian Dollars, the CDOR Rate (as defined in the definition of Eurocurrency Rate); for any Eurocurrency Loan denominated in New Zealand Dollars, BKBM (as defined in the definition of Eurocurrency Rate); and for any Eurocurrency Loan denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders and/or L/C Issuers pursuant to Section 1.10.

“Applicable Scheduled Unavailability Date”: as defined in Section 2.9(d).

“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Replacement Date”: as defined in Section 2.9(a).

“LIBOR Screen Rate”: the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes”: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, LIBOR Daily Floating Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

2

“Pre-Adjustment Successor Rate”: as defined in Section 2.9(a).

“Related Adjustment”: in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(A) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or

(B) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Screen Rate”: the Applicable Reference Rate quote for an Applicable Currency on the applicable screen page the Administrative Agent designates to determine such Applicable Reference Rate for such Applicable Currency (or such other commercially available source providing such quotations for such Applicable Currency as may be designated by the Administrative Agent from time to time).

“Scheduled Unavailability Date”: as defined in Section 2.9(a).

“Successor Rate” as defined in Section 3.03(f).

“Successor Rate Conforming Changes”: with respect to any Successor Rate for an Applicable Currency, any conforming changes to the definition of Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Applicable Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice for such Applicable Currency is not administratively feasible or that no market practice for the administration of such Successor Rate for such Applicable Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

3

“Third Amendment Effective Date”: January 29, 2021.

2.2 Section 1.1 of the Credit Agreement (Amended and Restated Definitions). Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following new definitions contained in therein:

“Eurocurrency Rate”:

(a) With respect to any Loan:

(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00a.m. (Brussels, Belgium time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to the applicable interest period;

(iv) denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other page or commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

4

(v) denominated in New Zealand Dollars, the rate per annum equal to the Bank Bill Reference Bid Rate (“BKBM”), or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:45 a.m. (Auckland, New Zealand time) on the Rate Determination Date with a term equivalent to such Interest Period;

(vi) denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.10; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two business days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent after consultation with the Parent Borrower in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; (ii) to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (iii) if the Eurocurrency Rate determined in accordance with the foregoing shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Quoted Currency”: each of the following currencies: Dollars, Sterling, Yen and Swiss Franc, in each case as long as there is a published LIBOR rate with respect thereto. For the avoidance of doubt, Yen and Swiss Franc shall not be Alternative Currencies unless approved in accordance with Section 1.10.

“Relevant Governmental Body”: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“SOFR”: with respect to any Business Day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Term A-1 Commitment”: as to each Term A-1 Lender, its obligation to make Term A-1 Loans to the Borrowers pursuant to Section 2.1(a) in an aggregate principal amount at any one time outstanding after the Third Amendment Effective Date not to exceed the Dollar amount set forth opposite such Term A-1 Lender’s name on Schedule 1.1A under the caption “Term A-1 Commitment” or in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

5

“Term A-1 Loan Facility”: at any time, the aggregate Outstanding Amount of all Term A-1 Loans of all Term A-1 Lenders at such time. The Term A-1 Loan Facility on the Third Amendment Effective Date, after giving effect to the prepayment in the amount of $200,000,000 made on such date, is $125,000,000.

“Term SOFR”: the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

2.3 Section 1.9(c) of the Credit Agreement. Section 1.9(c) of the Credit Agreement is hereby amended and restated to read as follows:

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definitions of “Eurocurrency Rate” or “LIBOR Daily Floating Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate or Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes or Successor Rate Conforming Changes.

2.4 Section 1.10(d) of the Credit Agreement. Section 1.10(d) of the Credit Agreement is hereby amended and restated to read as follows:

(d) In each case, the Additional Currency Tranche shall become effective as of the Additional Tranche Effective Date; provided that (i) no Default or Event of Default shall exist on such Additional Tranche Effective Date both before and after giving effect to the Additional Currency Tranche and any Credit Extensions be made thereunder on such date, (ii) the Administrative Agent shall have received written confirmation from each Authorizing Lender participating in such Additional Currency Tranche of its ability to make Revolving Credit Loans in the relevant Additional Currency in accordance with applicable laws and regulations, (iii) the Administrative Agent shall have received duly executed counterparts from all parties to any amendments to be effected in connection with such Additional Currency Tranche pursuant to Section 1.10(e), (iv) any other documents or certificates that shall be reasonably requested by the Administrative Agent or any applicable Authorizing Lender in connection with such Additional Currency Tranche shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and the applicable Authorizing Lenders, (v) if an extension of credit is being requested under such Additional Currency Tranche on the Additional Tranche Effective Date, then the conditions to the making of an extension of credit set forth in Section 7.2 shall be satisfied or waived and (vi) the definition of Eurocurrency Rate reflects the appropriate interest rate for the applicable Additional Currency or has been amended to reflect the appropriate rate for the applicable Additional Currency.

6

2.5 Section 1.10(f) of the Credit Agreement. Section 1.10(f) of the Credit Agreement is hereby amended and restated to read as follows:

(f) Notwithstanding the provisions of Section 12.1, the Borrowers, the Administrative Agent and each Authorizing Lender participating in any Additional Currency Tranche may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to implement the terms of any such Additional Currency Tranche, including any amendments necessary to establish the Loans and/or Letters of Credit under any Additional Currency Tranche, including to the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent in connection with the establishment of such new Additional Currency Tranche (including to preserve the pro rata treatment of the new and existing Classes or tranches), in each case on terms consistent with this Section 1.10. In addition, upon the effectiveness of any Additional Currency Tranche, unless otherwise specifically provided herein, all references in the Loan Documents to Revolving Credit Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Credit Loans made pursuant to the Additional Currency Tranche.

2.6 Section 2.9 of the Credit Agreement. Section 2.9 of the Credit Agreement is hereby amended and restated to read as follows:

Section 2.9. LIBOR Successor Rate. (a) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR with respect to Eurocurrency Loans denominated in Dollars for any Interest Period hereunder or any other tenors of LIBOR or with respect to LIBOR Floating Rate Loans for terms equal to one (1) month, including, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available with respect to deposits in Dollars, or used for determining the interest rate of loans denominated in Dollars, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR for use in determining the interest rate of loans denominated in Dollars after such specific date (such specific date, the “Scheduled Unavailability Date”); or

7

(iii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that interest periods of one (1) month and all other tenors of LIBOR are no longer representative with respect to LIBOR Floating Rate Loans or all Interest Periods and other tenors of LIBOR are no longer representative with respect to Eurocurrency Loans denominated in Dollars; or

(iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.9, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR with respect to deposits in Dollars;

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be with respect to Eurocurrency Loans denominated in Dollars, at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and with respect to LIBOR Floating Rate Loans, on the relevant interest payment date for interest calculated, and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x) Term SOFR plus the Related Adjustment; and

(y) SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Parent Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Administrative Agent shall have notified all Lenders and the Parent Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

8

provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Parent Borrower (and in the case of LIBOR Floating Rate Loans only, the Parent Borrower provides written consent) and each Lender of such availability, then from and after with respect to Eurocurrency Loans, the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated and with respect to LIBOR Floating Rate Loans, the relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Administrative Agent will promptly (in one or more notices) notify the Parent Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than zero, the LIBOR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in Section 2.9(a)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(b) Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 2.9(a)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 2.9(a)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 2.9(a)(i)-(iii) have

9

occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Parent Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 2.9 with respect to Eurocurrency Loans, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, and with respect to LIBOR Floating Rate Loans, at the end of any relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c) If, with respect to Eurocurrency Loans, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, and with respect to LIBOR Floating Rate Loans, at the end of any relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (a) or (b) of this Section 2.9 and the circumstances under clauses (a)(i) or (a)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans based on LIBOR shall be suspended, (to the extent of the affected Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (a) or (b). Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans, Interest Periods, interest payment dates or payment periods) or LIBOR Floating Rate Loans (to the extent of the affected LIBOR Floating Rate Loans, interest payment dates or payment periods), as applicable, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans under the same facility as that requested (subject to the foregoing clause (y)) in the amount specified therein (and, in the case of a request for a loan denominated in a LIBOR Quoted Currency other than Dollars, such Base Rate Loans shall be the Dollar Equivalent of the requested loan amount determined based on the applicable Spot Rate in effect two Business Days immediately prior to the date of the requested funding).

10

(d) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Applicable Reference Rate for an Applicable Currency for any requested Interest Period, including, without limitation, because the Screen Rate for such Applicable Currency is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the Screen Rate for an Applicable Currency or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Applicable Reference Rate for an Applicable Currency or the Screen Rate for an Applicable Currency shall no longer be made available, or used for determining the interest rate of loans denominated in such Applicable Currency, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide the Applicable Reference Rate for such Applicable Currency after such specific date (such specific date, the “Applicable Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.9, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Applicable Reference Rate for an Applicable Currency,

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Parent Borrower may amend this Agreement solely for the purpose of replacing the Applicable Reference Rate for the Applicable Currency in accordance with this Section 2.9 with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (each, an “Adjustment;” and any such proposed rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

11

Such Successor Rate for the Applicable Currency shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate for such Applicable Currency shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no Successor Rate has been determined for the Applicable Currency and the circumstances under clause (i) above exist or the Applicable Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Loans in each such Applicable Currency shall be suspended, (to the extent of the affected Eurocurrency Loans or Interest Periods). Upon receipt of such notice, (i) the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans in each such affected Applicable Currency (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted each such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) any outstanding affected Eurocurrency Loans denominated in an Alternative Currency, at the Parent Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Eurocurrency Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Parent Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Parent Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Loan, the Parent Borrower shall be deemed to have elected clause (1) above.

Notwithstanding anything else herein, any definition of a Successor Rate for any currency shall provide that in no event shall such Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a Successor Rate for any currency (other than Dollars), the Administrative Agent will have the right to make Successor Rate Conforming Changes with respect to such currency from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Successor Conforming Changes for the Applicable Currency to the Lenders reasonably promptly after such amendment becomes effective.

12

2.7 Section 2.10 of the Credit Agreement. Section 2.10 of the Credit Agreement is hereby amended and restated to read as follows:

Section 2.10. Increased Costs, Illegality, Etc.

(a) In the event that (w) in the case of clause (i)(A), (B) and (C) below, the Administrative Agent, (x) in the case of clause (i)(D) below, the Administrative Agent or the Required Lenders, (y) in the case of clauses (ii) below, the Required Term A-1 Lenders (with respect to Term A-1 Loans), the Required Term A-2 Lenders (with respect to Term A-2 Loans) or the Required Revolving Credit Lenders (with respect to Revolving Credit Commitments) and (z) in the case of clause (iii) below, any Lender, shall have reasonably determined (in each case, which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the Eurocurrency Rate for any Interest Period or for determining the LIBOR Daily Floating Rate for any applicable term, as applicable, that (A) deposits in the principal amounts and currencies of the Loans comprising such Borrowing of Eurocurrency Loans or such Borrowing of or existing LIBOR Floating Rate Loans are not generally available in the relevant market, (B) (x) adequate and reasonable means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “Eurocurrency Rate” or “LIBOR Daily Floating Rate”, as applicable, and (y) (1) in the case of a Loan denominated in Dollars, the circumstances described in Section 2.9(a) do not apply and (2) in the case of a Loan denominated in a currency other than Dollars, the circumstances described in Section 2.9(d) do not apply, (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (D) for any reason the Eurocurrency Rate for any requested Interest Period with respect to such proposed Eurocurrency Committed Loan or LIBOR Floating Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan; or

(ii) at any time, that such Lenders shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loans (including any increased costs or reductions attributable to Taxes, other than any increase or reduction attributable to (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (C) Connection Income Taxes) because of any Change in Law; or

(iii) in good faith that any law, governmental rule, regulation, guideline or order (in each case whether or not having the force of law) has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Loan or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market;

13

(such Loans, “Impacted Loans”), then, and in any such event, such Lender, Required Lenders, Required Term A-1 Lenders, Required Term A-2 Lenders or Required Revolving Credit Lenders, as applicable (or the Administrative Agent, in the case of clause (i)(A), (B) or (C) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Parent Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, (1) the obligation of the Lenders to make or maintain Eurocurrency Committed Loans in the affected currencies or to make or maintain LIBOR Floating Rate Loans, as applicable, shall be suspended (to the extent of the affected Eurocurrency Loans, LIBOR Floating Rate Loans or Interest Periods) and (2) in the event of such a determination with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until such time as the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (i)(D) above, until the Administrative Agent upon the instruction of the Required Lenders) notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and upon receipt of such notice, (I) the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Committed Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (II)(A) any outstanding affected Eurocurrency Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Loans denominated in an Alternative Currency, at the Parent Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Eurocurrency Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Parent Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Parent Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Loan, the Parent Borrower shall be deemed to have elected clause (1) above, (y) in the case of clause (ii) above, the Borrowers shall pay to such Required Term A-1 Lenders, Required Term A-2 or Required Revolving Credit Lenders, as applicable, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lenders in their reasonable discretion shall determine) as shall be required to compensate such Lenders for such actual increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts necessary to compensate such Lenders, showing in reasonable detail the basis for the calculation thereof, submitted to the Parent Borrower by such Lenders shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), and (z) in the case of clause (iii) above, (1) the obligation of such Lender to make, maintain, fund or charge interest with respect to any affected Eurocurrency Loans or LIBOR Floating Rate Loans, to continue any affected Eurocurrency Loans or, in the case of Eurocurrency Loans in Dollars, to convert Base Rate Loans or LIBOR Floating Rate Loans to Eurocurrency Committed Loans or convert Eurocurrency

14

Committed Loans to LIBOR Floating Rate Loans shall be suspended and (2) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist and the Borrowers shall take the actions specified in clause (x) or (y), as applicable, of Section 2.10(b) promptly and, in any event, within the time period required by law.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 2.10(a)(i)(A), the Administrative Agent, in consultation with the Parent Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (A) of Section 2.10(a)(i), (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.

(b) At any time that any Eurocurrency Loan or LIBOR Floating Rate Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Parent Borrower may (and in the case of a Eurocurrency Loan or LIBOR Floating Rate Loan affected pursuant to Section 2.10(a)(iii) shall) (x) if a Committed Loan Notice with respect to an affected Eurocurrency Committed Loan or LIBOR Floating Rate Loan has been submitted pursuant to Section 2.2 but the affected Eurocurrency Committed Loan or LIBOR Floating Rate Loan has not been funded or continued, cancel such requested Borrowing by giving the Administrative Agent written notice thereof on the same date that the Parent Borrower was notified by Lenders pursuant to Section 2.10(a)(ii) or (iii) or (y) if an affected Eurocurrency Loan or LIBOR Floating Rate Loan is then outstanding, upon at least three Business Days’ notice (or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loan or LIBOR Floating Rate Loan) to the Administrative Agent, prepay or, if any such Eurocurrency Committed Loan or LIBOR Floating Rate Loan is denominated in Dollars, require the affected Lender to convert each such Eurocurrency Committed Loan or LIBOR Floating Rate Loan denominated in Dollars into a Base Rate Loan (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b). Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

15

(c) If any Lender or Letter of Credit Issuer determines that any Change in Law relating to capital adequacy or liquidity of such Lender or Letter of Credit Issuer or any Lending Office of such Lender or compliance by any Lender or Letter of Credit Issuer or such Lender’s or Letter of Credit Issuer’s parent with any Change in Law relating to capital adequacy or liquidity has or would have the effect of reducing the actual rate of return on such Lender’s, such Letter of Credit Issuer’s or such Lender’s or Letter of Credit Issuer’s parent’s or Affiliate’s capital or assets as a consequence of this Agreement, such Lender’s commitments, Loans, participations in Letters of Credit or other obligations hereunder or the Letters of Credit issued by such Letter of Credit Issuer, to a level below that which such Lender, such Letter of Credit Issuer or such Lender’s or Letter of Credit Issuer’s parent or Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or such Letter of Credit Issuer’s policies or the policies of such Lender’s or Letter of Credit Issuer’s parent or Affiliate with respect to capital adequacy or liquidity), then from time to time, promptly after written demand by such Lender (with a copy to the Administrative Agent), the Parent Borrower shall pay (or cause the applicable Designated Borrower to pay) to such Lender or Letter of Credit Issuer or its parent or Affiliate, as the case may be, such actual additional amount or amounts as will compensate such Lender or Letter of Credit Issuer or such Lender’s or Letter of Credit Issuer’s parent for such actual reduction, it being understood and agreed, however, no Lender or Letter of Credit Issuer shall seek compensation under this Section 2.10(c) based on the occurrence of a Change in Law unless such Lender or Letter of Credit Issuer (in such Lender’s or Letter of Credit Issuer’s reasonable determination) is generally seeking compensation from other borrowers in the unsecured REIT loan market with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers (but not necessarily all such borrowers) having provisions similar to this Section 2.10(c); provided that in no event shall any Lender or Letter of Credit Issuer be required to disclose information of other customers. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Parent Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrowers’ obligations to pay additional amounts pursuant to this Section 2.10(c) promptly following receipt of such notice.

(d) Additional Reserve Requirements. The Parent Borrower shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Loan and/or LIBOR Floating Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the

16

funding of the Eurocurrency Loans and/or LIBOR Floating Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case, shall be due and payable on each date on which interest is payable on such Loan, provided the Parent Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(e) Each party’s obligations under this Section 2.10 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or Letter of Credit Issuer, termination of this Agreement and the Commitments and the payment of the Loans and all other amounts payable hereunder.

2.8 Section 8.10 of the Credit Agreement. Clause (x) of Section 8.10 of the Credit Agreement is hereby amended and restated to read as follows:

(x) as and to the extent requested by the Administrative Agent, deliver to the Administrative Agent the items referenced in Sections 7.1(e) through (i) with respect to each such Subsidiary,

2.9 Section 12.1 of the Credit Agreement. Clause (y) of the second proviso to Section 12.1 of the Credit Agreement is hereby amended and restated to read as follows:

(y) amend or waive, or consent to any departure from, the definitions of “Adjustment”, “Applicable Reference Rate”, “Applicable Scheduled Unavailability Date”, “BBSY”, “BKBM”, “EURIBOR”, “ISDA Definitions”, “LIBOR”, “LIBOR Replacement Date”, “LIBOR Screen Rate”, “LIBOR Successor Rate”, “LIBOR Successor Rate Conforming Changes”, “Pre-Adjustment Successor Rate”, “Related Adjustment”, “Relevant Governmental Body”, “Screen Rate”, “Successor Rate”, “Successor Rate Conforming Changes”, “SOFR”, “Term SOFR” or “Scheduled Unavailability Date” or the provisions of Section 2.9;

2.10 Schedule 1.1A to the Credit Agreement. Schedule 1.1A to the Credit Agreement is hereby amended by replacing such schedule in its entirety with the Schedule 1.1A attached hereto as Annex II.

SECTION 3. Conditions to Effectiveness. This Amendment shall be deemed effective as of the first date (such date being referred to herein as the “Third Amendment Effective Date”) on which all of the following conditions precedent have been satisfied or waived in writing:

3.1 the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and each of the Lenders;

3.2 the Borrower shall have made the Prepayment;

17

3.3 no Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date or would (giving effect to this Amendment) result from the Incremental Revolving Increase;

3.4 before and after giving effect to the Incremental Revolving Increase (giving effect to this Amendment), each of the representations and warranties made by or on behalf of any Group Member in or pursuant to the Loan Documents shall be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) on the Third Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date and except that for purposes this Amendment, the representations and warranties contained in Section 6.1(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 8.1(a) and (b) of the Credit Agreement, respectively);

3.5 the Parent Borrower shall have delivered to the Administrative Agent a certificate of each Loan Party dated as of the Third Amendment Effective Date, signed by a Responsible Officer of such Loan Party (x) (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Incremental Revolving Increase or (2) certifying that, as of the Third Amendment Effective Date, the resolutions delivered to the Administrative Agent on the Closing Date, which include approval to increase the maximum aggregate principal amount of all commitments and outstanding loans under this Agreement to an amount at least equal to the Dollar Equivalent of $2,000,000,000, are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption (in each case except in the case of an NZ Loan Party where such certificate shall be given by a director thereof and shall confirm that the necessary resolutions have been passed and remain in full force and effect), and (y) in the case of the Parent Borrower, certifying to the Administrative Agent that the conditions in clauses 3.3 and 3.4 above have been satisfied;

3.6 upon the reasonable request of any Lender made at least ten (10) Business Days prior to the Third Amendment Effective Date, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation, in each case at least five (5) Business Days prior to the Third Amendment Effective Date; and

3.7 all fees required to be paid by the Parent Borrower in order for this Amendment to become effective shall have been paid.

SECTION 4. Representations and Warranties. Each of the Loan Parties reaffirms and restates the representations and warranties made by it in or pursuant to the Loan Documents, in each case, after giving effect to the amendments to the Credit Agreement contemplated by this Amendment, and all such representations and warranties are true and correct in all material respects on and as of the date of this Amendment as if made on and as of such date (except where such representations and warranties relate to an earlier date, in which case such

18

representations and warranties shall have been true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date). Each of the Loan Parties additionally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent, the Letter of Credit Issuers and the Lenders that:

(a) it has the corporate, limited liability or limited partnership, as applicable, power and authority, and the legal right, to enter into and perform this Amendment and the transactions contemplated hereby and has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

(b) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the transactions contemplated hereby, except consents, authorizations, filings and notices that have been obtained or made and are in full force and effect;

(c) this Amendment has been duly executed and delivered on behalf of each Loan Party, and is a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) no Default or Event of Default has occurred and is continuing; and

(e) the execution, delivery and performance of this Amendment and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Material Contract or any Governing Document of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Material Contract (other than the Liens created by the Collateral Documents).

SECTION 5. Affirmation of Guarantors. Each Guarantor hereby approves and consents to this Amendment and the transactions contemplated by this Amendment and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Credit Agreement and all of the other Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 6. Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable and out-of-pocket expenses incurred in connection with this Amendment to the extent required under Section 12.5 of the Credit Agreement.

19

SECTION 7. Ratification.

(a) The Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties. Each of the Loan Parties hereby reaffirms and admits the validity and enforceability of the Credit Agreement, as amended by this Amendment, and the other Loan Documents.

(b) This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to in any thereof or a waiver of any Default or Event of Default, whether or not known to the Administrative Agent, any of the Letter of Credit Issuers or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent, any of the Letter of Credit Issuers or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 8. Modifications. Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.

SECTION 9. References. The Loan Parties acknowledge and agree that this Amendment constitutes a Loan Document. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

SECTION 10. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment may be executed using Electronic Signatures in accordance with Section 12.19 of the Credit Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper hereof which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. Upon the reasonable request of the Administrative Agent or any Lender, any Electronic Signature of any other party hereto shall, as promptly as practicable, be followed by a manually executed counterpart thereof.

SECTION 11. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

20

SECTION 12. Severability. If any provision of this Amendment is prohibited, illegal, invalid or unenforceable in any jurisdiction, (a) such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and (b) the parties shall endeavor in good faith negotiations to replace the prohibited, illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the prohibited, illegal, invalid or unenforceable provisions.

SECTION 13. Governing Law. THIS AMENDMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 14. Headings. Section headings in this Amendment are included for convenience of reference only and shall not affect the interpretation of this Amendment or any other Loan Document.

[The remainder of this page left blank intentionally]

21

IN WITNESS WHEREOF, the Loan Parties, the Lenders, the Letter of Credit Issuers, and the Administrative Agent have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer

NOVA COLD LOGISTICS ULC

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer

[Signature Page to Third Amendment to Americold Credit Agreement]

AMERICOLD AUSTRALIAN HOLDINGS PTY LTD. ACN 117 491 291 in accordance with section 127(1) of the Corporations Act 2001 (Cth) Australia

By:	/s/ Richard Charles Winnall
Name: Richard Charles Winnall
Title: Director

By:	/s/ James Conrad Snyder
Name: James Conrad Snyder
Title: Director

ICECAP PROPERTIES NZ LIMITED

By:	/s/ Richard Charles Winnall
Name: Richard Charles Winnall
Title: Director

By:	/s/ James Conrad Snyder
Name: James Conrad Snyder
Title: Director and Secretary

[Signature Page to Third Amendment to Americold Credit Agreement]

AMERICOLD LOGISTICS, LLC

AMERICOLD REALTY OPERATIONS, INC.

AMERICOLD REAL ESTATE, L.P.

AMERICOLD TRS PARENT, LLC

ART AL HOLDING LLC

CHAMBERSBURG COLD STORAGE LIMITED

    PARTNERSHIP

LANIER COLD STORAGE, LLC

MHW GROUP AT PERRYVILLE, LLC

SAVANNAH COLD STORAGE, LLC

VERSACOLD USA LLC

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer

[Signature Page to Third Amendment to Americold Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Gavin Shak
Name: Gavin Shak
Title: Assistant Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and a Letter of Credit Issuer

By:	/s/ Cory Lewis
Name: Cory Lewis
Title: Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

JPMORGAN CHASE BANK N.A., as a Lender and a Letter of Credit Issuer

By:	/s/ Brian Smolowitz
Name: Brian Smolowitz
Title: Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Tina Lin
Name: Tina Lin
Title: Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

[Signature Page to Third Amendment to Americold Credit Agreement]

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By:	/s/ Michalene Donegah
Name: Michalene Donegah
Title: Managing Director

By:	/s/ Hunter Odom
Name: Hunter Odom
Title: Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

TRUIST BANK, formerly known as Branch Banking and Trust Company and successor by merger to SunTrust Bank, as a Lender

By:	/s/ Ryan Almond
Name: Ryan Almond
Title: Director

[Signature Page to Third Amendment to Americold Credit Agreement]

BBVA USA, as a Lender

By:	/s/ Don Byerly
Name: Don Byerly
Title: Executive Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

RAYMOND JAMES BANK FSB, as a Lender

By:	/s/ Matt Stein
Name: Matt Stein
Title: Senior Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frank Kaplan
Name: Frank Kaplan
Title: Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[Signature Page to Third Amendment to Americold Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Third Amendment to Americold Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Nicholas R. Frerman
Name: Nicholas R. Frerman
Title: Executive Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Lori Y. Jensen
Name: Lori Y. Jensen
Title: Senior Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

AGCOUNTRY FARM CREDIT SERVICES FLCA, as a Lender

By:	/s/ Warren Shoen
Name: Warren Shoen
Title: Senior Vice President

[Signature Page to Third Amendment to Americold Credit Agreement]

COMPEER FINANCIAL, PCA, as a Lender

By:	/s/ Graham J. Dee
Name: Graham J. Dee
Title: Director, Capital Markets

[Signature Page to Third Amendment to Americold Credit Agreement]

ANNEX I TO THIRD AMENDMENT

Allocation of the Prepayment

Term Lender	Prepayment Amount
Bank of America, N.A.	$17,941,176.45
Citibank, N.A.	$17,941,176.47
Royal Bank of Canada	$17,941,176.47
Cooperatieve Rabobank U.A., New York Branch	$15,529,411.77
Truist Bank	$15,529,411.77
BBVA USA	$7,411,764.71
Raymond James Bank FSB	$5,764,705.88
Citizens Bank, National Association	$13,176,470.59
Goldman Sachs Lending Partners LLC	$13,176,470.59
Morgan Stanley Bank, N.A.	$13,176,470.59
Regions Bank	$13,176,470.59
U.S. Bank National Association	$13,176,470.59
AgCountry Farm Credit Services FLCA	$11,411,764.71
Compeer Financial, PCA	$24,647,058.82

Total	$200,000,000.00

Annex I

ANNEX II TO THIRD AMENDMENT

Schedule 1.1A

Commitments, Applicable Percentages and Sublimits

Revolving Credit Commitments

Lender	Dollar Tranche Commitment	Applicable Percentage/ Revolving Credit Commitment Percentage (Dollar Tranche)	Alternative Currency Commitment	Applicable Percentage/ Revolving Credit Commitment Percentage (Alternative Currency Tranche)	Revolving Credit Commitment	Applicable Percentage/ Revolving Credit Commitment Percentage (Total Revolving Credit Commitment)	Letter of Credit Sublimit
Bank of America, N.A.	$39,000,000.00	7.800000000%	$54,000,000.00	10.800000000%	$93,000,000.00	9.300000000%	$15,000,000.00
JPMorgan Chase Bank, N.A.	$39,000,000.00	7.800000000%	$54,000,000.00	10.800000000%	$93,000,000.00	9.300000000%	$15,000,000.00
Citibank, N.A.	$39,000,000.00	7.800000000%	$54,000,000.00	10.800000000%	$93,000,000.00	9.300000000%	$15,000,000.00
Royal Bank of Canada	$39,000,000.00	7.800000000%	$54,000,000.00	10.800000000%	$93,000,000.00	9.300000000%	$15,000,000.00
Cooperatieve Rabobank U.A., New York Branch	$33,750,000.00	6.750000000%	$45,500,000.00	9.100000000%	$79,250,000.00	7.925000000%	N/A
Truist Bank	$50,500,000.00	10.100000000%	$28,750,000.00	5.750000000%	$79,250,000.00	7.925000000%	N/A
Citizens Bank, National Association	$29,000,000.00	5.800000000%	$39,000,000.00	7.800000000%	$68,000,000.00	6.800000000%	N/A

Annex II

Lender	Dollar Tranche Commitment	Applicable Percentage/ Revolving Credit Commitment Percentage (Dollar Tranche)	Alternative Currency Commitment	Applicable Percentage/ Revolving Credit Commitment Percentage (Alternative Currency Tranche)	Revolving Credit Commitment	Applicable Percentage/ Revolving Credit Commitment Percentage (Total Revolving Credit Commitment)	Letter of Credit Sublimit
Goldman Sachs Lending Partners LLC	$29,000,000.00	5.800000000%	$39,000,000.00	7.800000000%	$68,000,000.00	6.800000000%	N/A
Morgan Stanley Bank, N.A.	$29,000,000.00	5.800000000%	$39,000,000.00	7.800000000%	$68,000,000.00	6.800000000%	N/A
Regions Bank	$29,000,000.00	5.800000000%	$39,000,000.00	7.800000000%	$68,000,000.00	6.800000000%	N/A
U.S. Bank National Association	$29,000,000.00	5.800000000%	$39,000,000.00	7.800000000%	$68,000,000.00	6.800000000%	N/A
BBVA USA	$24,250,000.00	4.850000000%	$14,750,000.00	2.950000000%	$39,000,000.00	3.900000000%	N/A
AgCountry Farm Credit Services FLCA	$35,750,000.00	7.150000000%	$0.00	0.000000000%	$35,750,000.00	3.575000000%	N/A
Raymond James Bank FSB	$29,000,000.00	5.800000000%	$0.00	0.000000000%	$29,000,000.00	2.900000000%	N/A
Compeer Financial, PCA	$25,750,000.00	5.150000000%	$0.00	0.000000000%	$25,750,000.00	2.575000000%	N/A

Total	$500,000,000.00	100.000000000%	$500,000,000.00	100.000000000%	$1,000,000,000.00	100.000000000%	$60,000,000.00

Annex II

Term Commitments

Lender	Term A-1 Commitment	Applicable Percentage (Term A-1 Loan Facility)	Term A-2 Commitment		Applicable Percentage (Term A-2 Loan Facility)
Bank of America, N.A.	$11,213,235.29	8.970588232%	C$	24,920,197.34	9.968078936%
JPMorgan Chase Bank, N.A.	$0.00	0.000000000%	C$	24,920,197.34	9.968078936%
Citibank, N.A.	$11,213,235.29	8.970588232%	C$	24,920,197.33	9.968078932%
Royal Bank of Canada	$11,213,235.29	8.970588232%	C$	24,920,197.33	9.968078932%
Cooperatieve Rabobank U.A., New York Branch	$9,705,882.35	7.764705880%	C$	20,313,406.85	8.125362740%
Truist Bank	$9,705,882.35	7.764705880%	C$	20,313,406.85	8.125362740%
Citizens Bank, National Association	$8,235,294.12	6.588235296%	C$	18,282,066.16	7.312826464%
Goldman Sachs Lending Partners LLC	$8,235,294.12	6.588235296%	C$	18,282,066.16	7.312826464%

Annex II

Lender	Term A-1 Commitment	Applicable Percentage (Term A-1 Loan Facility)	Term A-2 Commitment		Applicable Percentage (Term A-2 Loan Facility)
Morgan Stanley Bank, N.A.	$8,235,294.12	6.588235296%	C$	18,282,066.16	7.312826464%
Regions Bank	$8,235,294.12	6.588235296%	C$	18,282,066.16	7.312826464%
U.S. Bank National Association	$8,235,294.12	6.588235296%	C$	18,282,066.16	7.312826464%
BBVA USA	$4,632,352.94	3.705882352%	C$	0.00	0.000000000%
AgCountry Farm Credit Services FLCA	$7,132,352.94	5.705882352%	C$	0.00	0.000000000%
Raymond James Bank FSB	$3,602,941.18	2.882352944%	C$	18,282,066.16	7.312826464%
Compeer Financial, PCA	$15,404,411.77	12.323529416%	C$	0.00	0.000000000%

Total	$125,000,000.00	100.000000000%	C$	250,000,000.00	100.000000000%

Annex II